UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

May 26, 2020

Date of Report (Date of earliest event reported)

MICROCHIP TECHNOLOGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-21184	86-0629024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2355 West Chandler Boulevard

Chandler, Arizona 85224-6199

(Address of principal executive offices)

(480) 792-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MCHP	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Secured Notes Purchase Agreement

On May 26, 2020, Microchip Technology Incorporated, a Delaware corporation (“Microchip” or the “Company”), and certain subsidiaries of the Company (the “Subsidiary Guarantors”) entered into a purchase agreement (the “Secured Notes Purchase Agreement”) with J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives (the “Representatives”) of the several initial purchasers named therein (collectively, the “Secured Note Initial Purchasers”), to issue and sell $1,000,000,000 aggregate principal amount of 2.670% Senior Secured Notes due 2023 (the “Secured Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Company intends to use approximately $615 million of the net proceeds from the issuance and sale of the Secured Notes to repay in full all amounts outstanding under the Company’s existing bridge credit facility and to use the remaining net proceeds from the issuance and sale of the Secured Notes, together with a portion of the net proceeds from the issuance and sale of the Unsecured Notes (as defined below) to finance the cash portion of the consideration the Company will deliver in connection with the Exchange Transactions (as defined below). Any remaining net proceeds from the issuance and sale of the Secured Notes and the issuance and sale of the Unsecured Notes will be used for general corporate purposes, which may include the repayment of a portion of the amount outstanding under the Company’s existing revolving credit facility (the “Revolving Credit Facility”).

The Secured Notes Purchase Agreement contains customary representations, warranties and covenants by the Company together with customary closing conditions. Under the terms of the Secured Notes Purchase Agreement, the Company has agreed to indemnify the Secured Note Initial Purchasers against certain liabilities. The summary of the foregoing transaction is qualified in its entirety by reference to the text of the Secured Notes Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Unsecured Notes Purchase Agreement

On May 26, 2020, the Company and the Subsidiary Guarantors entered into a purchase agreement (the “Unsecured Notes Purchase Agreement”) with J.P. Morgan Securities LLC, as representative (the “Representative”) of the several initial purchasers named therein (the “Unsecured Note Initial Purchasers” and together, with the Secured Note Initial Purchasers, the “Initial Purchasers”) to issue and sell $1,200,000,000 aggregate principal amount of 4.250% Senior Notes due 2025 (the “Unsecured Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Company intends to use a portion of the net proceeds from the issuance and sale of the Unsecured Notes, together with the remaining net proceeds from the issuance and sale of the Secured Notes, to finance the cash portion of the consideration the Company will deliver in connection with the Exchange Transactions. Any remaining net proceeds from the issuance and sale of the Unsecured Notes and the issuance and sale of Secured Notes will be used for general corporate purposes, which may include the repayment of a portion of the amount outstanding under the Revolving Credit Facility.

The Unsecured Notes Purchase Agreement contains customary representations, warranties and covenants by the Company together with customary closing conditions. Under the terms of the Unsecured Notes Purchase Agreement, the Company has agreed to indemnify the Unsecured Note Initial Purchasers against certain liabilities. The summary of the foregoing transaction is qualified in its entirety by reference to the text of the Unsecured Notes Purchase Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Certain of the Initial Purchasers or their affiliates have engaged in, and may in the future engage in, other commercial dealings in the ordinary course of business with the Company or its affiliates, including as lenders and/or agents under the Company’s existing Revolving Credit Facility or as trustee for the Company’s outstanding convertible senior subordinated notes and senior secured notes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On May 26, 2020, the Company entered into separate privately-negotiated agreements with certain holders of each of the Company’s outstanding 1.625% Convertible Senior Subordinated Notes due 2025 (the “2025 Convertible Notes”) and the

Company’s outstanding 1.625% Convertible Senior Subordinated Notes due 2027 (the “2027 Convertible Notes” and, together with the 2025 Convertible Notes, the “Exchanged Notes”), to exchange (the “Exchange Transactions”) approximately $383.3 million in aggregate principal amount of the 2025 Convertible Notes and approximately $643.9 million in aggregate principal amount of the 2027 Convertible Notes, each for cash and shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Upon the closing of the Exchange Transactions, the Company expects that it will pay an aggregate of approximately $1.03 billion in cash and issue approximately 6.4 million shares of Common Stock for the Exchanged Notes. The foregoing amounts of cash and stock are subject to adjustment during an averaging period beginning on May 27, 2020. Accordingly, such approximate amounts are estimates based on an assumed price of $98.35 per share of Common Stock, the reference price used in the Exchange Transactions. The actual amounts of cash paid and shares of Common Stock issued could vary substantially depending on changes in the trading price of the Common Stock during the averaging period.

The Company expects to fund the cash portion of the Exchange Transactions with the net proceeds from the offering and sale of the Secured Notes and the offering and sale of the Unsecured Notes and cash on hand. The Exchange Transactions are being conducted as a private placement and the shares of Common Stock to be issued in the Exchange Transactions will be issued pursuant to the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and were offered only to persons believed to be either (i) an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act or (ii) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act. The Company is relying on this exemption from registration based on the representations made by the holders of the Exchanged Notes participating in the Exchange Transactions.

The Company expects the closings of the Exchange Transactions to occur on June 2, 2020.

This Current Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 8.01.	Other Events.

On May 26, 2020, the Company issued a press release announcing that it proposes to offer senior secured notes and senior notes. A copy of this press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

On May 26, 2020, the Company issued a press release with respect to the pricing of its offer and sale of the Secured Notes and the offer and sale of the Unsecured Notes. A copy of this press release is filed as Exhibit 99.2 to this report and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1

Purchase Agreement, dated as of May 26, 2020, by and among Microchip Technology Incorporated, subsidiary guarantors named therein and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several initial purchasers named therein.

10.2

Purchase Agreement, dated as of May 26, 2020, by and among Microchip Technology Incorporated, subsidiary guarantors named therein and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein.

99.1	Press Release of Microchip Technology Incorporated, dated May 26, 2020, announcing that it proposes to offer senior secured notes and senior notes.

99.2	Press Release of Microchip Technology Incorporated, dated May 26, 2020, announcing the pricing of the senior secured notes offering and the senior notes offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROCHIP TECHNOLOGY INCORPORATED

Date: May 27, 2020	By:	/s/ J. Eric Bjornholt
	Name:	J. Eric Bjornholt
	Title:	Senior Vice President and Chief Financial Officer